UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2009

ULURU Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-49670	41-2118656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4452 Beltway Drive
Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 905-5145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 31, 2009, ULURU Inc., a Nevada corporation (the “Company”), entered into a Note Purchase Agreement (the “Agreement”) with York Pharma, plc, a public limited company incorporated under the laws of England and Wales (“York”).  The Agreement provides for a secured revolving credit facility of up to $1,000,000 (the “Facility”).  The Facility is repayable, along with accrued interest, upon the earlier of (i) six (6) months from the date of the first drawdown under the Agreement and (ii) thirty (30) days after the termination of discussions with York regarding a potential strategic transaction.  After the initial drawdown, any subsequent drawdowns under the Facility will be at the sole and absolute discretion of the Company.  All loans made to York by the Company pursuant to the Agreement are secured by substantially all of the assets of York, including York’s intellectual property.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which will be filed as an Exhibit to a Company filing with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULURU Inc.

Date: April 6, 2009	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg
Vice President and Chief Financial Officer